Exhibit 24.1.1

TECO ENERGY, INC.

POWER OF ATTORNEY

Each of the undersigned in his capacity as a Director or officer or both, as the case may be, of said Corporation, does hereby appoint R. D. Fagan, G. L. Gillette and D. E. Schwartz, and each of them, severally, his true and lawful attorneys or attorney to execute in his name, place and stead, in his capacity as Director or officer or both, as the case may be, of said Corporation, the Annual Report on Form 10-K for year ended December 31, 2002, and any and all amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys has the power to act hereunder with or without the other of said attorneys and shall have full power of substitution and resubstitution.

IN TESTIMONY WHEREOF, the undersigned have executed this instrument on the dates set forth below.

/s/ R. D. Fagan	January 28, 2003
R. D. Fagan, Chairman of the Board,
President, Director and Chief Executive Officer
(Principal Executive Officer)

/s/ G. L. Gillette	February 25, 2003
G. L. Gillette, Senior Vice President-Finance
and Chief Financial Officer
(Principal Financial Officer)

/s/ S. A. Myers	February 25, 2003
S. A. Myers, Vice President-Corporate
Accounting and Tax
(Principal Accounting Officer)

/s/ C. D. Ausley	January 30, 2003
C. D. Ausley, Director

/s/ S. L. Baldwin	January 28, 2003
S. L. Baldwin, Director

/s/ J. L. Ferman, Jr.	January 28, 2003
J. L. Ferman, Jr., Director

/s/ L. Guinot, Jr.	January 30, 2003
L. Guinot, Jr., Director

/s/ I. D. Hall	January 28, 2003
I. D. Hall, Director

/s/ T. L. Rankin	January 28, 2003
T. L. Rankin, Director

/s/ W. D. Rockford	January 30, 2003
W. D. Rockford, Director

Exhibit 24.1.1

/s/ W. P. Sovey	January 28, 2003
W. P. Sovey, Director

/s/ J. T. Touchton	January 28, 2003
J. T. Touchton, Director

/s/ J. A. Urquhart	January 28, 2003
J. A. Urquhart, Director

/s/ J. O. Welch, Jr.	January 28, 2003
J. O. Welch, Jr., Director

/s/ S. W. Hudson	January 30, 2003
S. W. Hudson, Director